                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration File No.: 333-99693

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 31, 2002)



                       L-3 COMMUNICATIONS HOLDINGS, INC.
                         448,582 Shares of Common Stock






This prospectus supplement relates to 448,582 shares of Common Stock that may be sold by certain selling stockholders.

This prospectus supplement, which supplements our prospectus dated October 31, 2002, contains information about the selling stockholders.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



July 8, 2004



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                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

Selling Stockholders ......................................................  S-1



     You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement shall not constitute an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.

                              SELLING STOCKHOLDERS

     The selling stockholders listed below received shares as consideration in connection with our acquisition of ComCept, Inc. ("ComCept").

     The following table states the number of shares of our outstanding common stock that the selling stockholders own resulting from payments made in our common stock in connection with our acquisition of ComCept, the number of such shares that may be sold for the account of the selling stockholders (or any of their donees with respect to donations to any such donee that does not exceed 500 shares), and the number of shares that will be owned by the selling stockholders assuming the sale of all the shares offered hereby.

                                      NUMBER OF      NUMBER OF      NUMBER OF
                                      SHARES OF      SHARES OF      SHARES OF
                                    COMMON STOCK   COMMON STOCK   COMMON STOCK
SELLING STOCKHOLDER                     OWNED       TO BE SOLD   OWNED AFTER SALE
-------------------                 ------------   ------------  ----------------
Robert L. Amick                         13,147       13,147             0
Dennis R. Baas                          13,147       13,147             0
George Bach                                166          166             0
B&B Cullen Family LTD                   95,504       95,504             0
Elizabeth Beasley                          166          166             0
Claude Bennett                             332          332             0
Tracy Benninger                            874          874             0
Mark Bigham                             12,082       12,082             0
Pressly Bonner                             208          208             0
David Bryson                             5,832        5,832             0
Thi Cao                                     40           40             0
Adelbert W. Carpenter                    9,321        9,321             0
Christopher Christon                     6,610        6,610             0
Neal B. Cooper                          17,478       17,478             0
Max Corneau                                332          332             0
Brian D. Cullen                         50,102       50,102             0
Cullen Family Foundation                34,000       34,000             0
Gary Davis                               4,882        4,882             0
Charles DeGilio                            166          166             0
Paul Deuell                                 40           40             0
Robert E. Dryden                        33,066       33,066             0
Robert S. Dunn                             519          519             0
George M. Eargle                        17,068       17,068             0
Chris Freeze                               250          250             0
James C. Glenn, Jr.                      1,907        1,907             0
Evan Goen                                  166          166             0
Joseph Goodman                           2,916        2,916             0
Rose Goodrich                              124          124             0
Michael C. Greer                        26,837       26,837             0
Rebecca Hensley                            208          208             0
Michell Hilton                              82           82             0
James Higdon                                82           82             0
Janey Hood                                 998          998             0
Ben K. Howell                            3,706        3,706             0
Jamie Hydrick                              208          208             0
Emily Juricek                              166          166             0
John Langan                                 82           82             0
Edward Lavallee                            208          208             0
Jim Mask                                 2,832        2,832             0
Greg Miller                              1,208        1,208             0
Susan Mitchell                              82           82             0
Bob Mimlitch                               416          416             0
Art Money                                1,666        1,666             0
Dick Murphy                                166          166             0
Newbury Piret Companies, Inc.           10,954       10,954             0
John Parker                                624          624             0
Kevin Powell                                82           82             0
Art Sikes                                  708          708             0
Don Smith                                  416          416             0
Robert R. Spaulding                      1,160        1,160             0
Lex E. Thorton                           2,665        2,665             0
Bruce Trego                              4,166        4,166             0
David Tschoerner                         9,990        9,990             0
Jim Turner                               2,498        2,498             0
Darrell Villarma                           982          982             0
Maria Valdez                                82           82             0
Greg Voelcker                               82           82             0
Mark R. Von Schwartz                    23,251       23,251             0
Frederick L. Wahl                        9,688        9,688             0
Dee Ann Watkins                          3,505        3,505             0
Anne Wester                              2,082        2,082             0
John C. Wester and Anne L. Wester JT     5,025        5,025             0
TEN WROS
Chris White                              2,208        2,208             0
Mark Wilhelm                             2,332        2,332             0
Curtis Wold                                166          166             0
Philip A. Yates                          4,758        4,758             0
Kathy Young                                 40           40             0
Phil Young                               1,666        1,666             0
                                       -------      -------           ---
                                       448,522      448,522             0
                                       =======      =======           ===

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